Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265842 and 333-284083) and Form S-8 (No. 333-255682, 333-265971, 333-270104, 333-279504 and 333-281616) of FTC Solar, Inc. (the "Company") of our report dated March 31, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, P.C.

Austin, Texas

March 31, 2025